Exhibit 99.1

News Release

Abbott Reports Second-Quarter 2020 Results, Exceeds Analysts' Expectations

-	Worldwide sales of $7.3 billion in the second quarter, including $615 million of COVID-19 diagnostic testing-related sales
-	Growth rates in business areas initially most impacted by COVID-19 improved significantly over the course of the second quarter
-	Abbott continues to strengthen its portfolio with several recent regulatory approvals, including FreeStyle Libre 2, TriClip and Gallant heart devices

ABBOTT PARK, Ill., July 16, 2020 — Abbott today announced financial results for the second quarter ended June 30, 2020.

•	Second-quarter worldwide sales of $7.3 billion decreased 8.2 percent on a reported basis and 5.4 percent on an organic basis, which excludes the impact of foreign exchange.
•	Reported diluted EPS from continuing operations under GAAP was $0.30 and adjusted diluted EPS from continuing operations, which excludes specified items, was $0.57 in the second quarter.
•	Abbott projects full-year 2020 diluted EPS from continuing operations on a GAAP basis of at least $2.00 and full-year adjusted diluted EPS from continuing operations of at least $3.25.
•	In April, Abbott announced CE Mark approval for its TriClip™ heart valve repair system, the world's first minimally invasive, clip-based tricuspid heart valve repair device.
•	In June, Abbott announced U.S. FDA approval of FreeStyle® Libre 2 as an integrated continuous glucose monitoring (iCGM) system for adults and children ages 4 and older with diabetes, achieving the highest level of accuracy and performance standards.[1]
•	Last week, Abbott announced U.S. FDA approval of its next-generation Gallant™ implantable cardioverter defibrillator and cardiac resynchronization therapy defibrillator devices to help manage heart rhythm disorders. These devices offer Bluetooth technology and a new patient smartphone app for improved remote monitoring and enhanced patient-physician engagement.

"Our diversified business model has proven to be a true strength during this time," said Robert B. Ford, president and chief executive officer, Abbott. "We're a leader in the global COVID-19 testing efforts, we've continued to advance our pipeline and, importantly, we saw significant improvements in growth trends throughout the quarter in the business areas that were initially most impacted by the pandemic."

—more—

SECOND-Quarter Business Overview

Note: Management believes that measuring sales growth rates on an organic basis is an appropriate way for investors to best understand the underlying performance of the business. Organic sales growth excludes the impact of foreign exchange.

Following are sales by business segment and commentary for the second quarter 2020:

Total Company

($ in millions)

				% Change vs. 2Q19
	Sales 2Q20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total *	2,638	4,690	7,328	(7.4)	(8.6)	(8.2)	(7.4)	(4.2)	(5.4)
Nutrition	808	1,075	1,883	2.9	(1.4)	0.4	2.9	3.3	3.1
Diagnostics	857	1,137	1,994	23.2	(5.9)	4.7	23.2	(2.2)	7.1
Established Pharmaceuticals	--	1,013	1,013	n/a	(8.6)	(8.6)	n/a	(0.7)	(0.7)
Medical Devices	966	1,457	2,423	(29.0)	(15.0)	(21.2)	(29.0)	(12.7)	(19.9)

* Total Q2 2020 Abbott sales from continuing operations include Other Sales of approximately $15 million.

				% Change vs. 1H19
	Sales 1H20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total *	5,494	9,560	15,054	(1.9)	(3.5)	(3.0)	(1.9)	0.0	(0.7)
Nutrition	1,620	2,167	3,787	5.7	1.5	3.3	5.7	4.7	5.1
Diagnostics	1,660	2,160	3,820	16.9	(7.1)	2.0	16.9	(3.9)	4.0
Established Pharmaceuticals	--	2,057	2,057	n/a	(2.1)	(2.1)	n/a	4.0	4.0
Medical Devices	2,199	3,161	5,360	(16.6)	(5.2)	(10.2)	(16.6)	(2.7)	(8.8)

* Total 1H 2020 Abbott sales from continuing operations include Other Sales of approximately $30 million.

n/a = Not Applicable.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Second-quarter 2020 worldwide sales of $7.3 billion decreased 8.2 percent on a reported basis. On an organic basis, worldwide sales decreased 5.4 percent. First-half 2020 worldwide sales of $15.1 billion decreased 3.0 percent on a reported basis and 0.7 percent on an organic basis.

Nutrition

($ in millions)

				% Change vs. 2Q19
	Sales 2Q20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	808	1,075	1,883	2.9	(1.4)	0.4	2.9	3.3	3.1
Pediatric	484	540	1,024	2.1	(6.4)	(2.6)	2.1	(2.2)	(0.3)
Adult	324	535	859	4.2	4.3	4.3	4.2	9.3	7.4

				% Change vs. 1H19
	Sales 1H20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	1,620	2,167	3,787	5.7	1.5	3.3	5.7	4.7	5.1
Pediatric	1,002	1,111	2,113	8.0	(3.6)	1.6	8.0	(1.0)	3.0
Adult	618	1,056	1,674	2.2	7.6	5.5	2.2	11.5	7.9

Worldwide Nutrition sales increased 0.4 percent on a reported basis and 3.1 percent on an organic basis in the second quarter. Strong U.S. and international sales performance of Ensure®, Abbott’s market-leading complete and balanced nutrition brand, led to global Adult Nutrition sales growth of 7.4 percent on an organic basis. In Pediatric Nutrition, sales were led by U.S. growth of Pedialyte®, Abbott’s oral rehydration brand, as well as growth in Southeast Asia, which were offset by challenging conditions in Greater China.

For the first half of 2020, worldwide Nutrition sales increased 3.3 percent on a reported basis and 5.1 percent on an organic basis, including organic sales growth of 3.0 percent in Pediatric Nutrition and 7.9 percent in Adult Nutrition.

Diagnostics

($ in millions)

				% Change vs. 2Q19
	Sales 2Q20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	857	1,137	1,994	23.2	(5.9)	4.7	23.2	(2.2)	7.1
Core Laboratory	289	698	987	6.4	(22.2)	(15.5)	6.4	(19.0)	(13.1)
Molecular	144	215	359	276.7	209.9	233.6	276.7	222.1	241.4
Point of Care	79	39	118	(30.6)	25.8	(18.3)	(30.6)	29.0	(17.6)
Rapid Diagnostics	345	185	530	26.9	(12.6)	9.6	26.9	(9.2)	11.0

				% Change vs. 1H19
	Sales 1H20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	1,660	2,160	3,820	16.9	(7.1)	2.0	16.9	(3.9)	4.0
Core Laboratory	556	1,420	1,976	6.7	(16.9)	(11.4)	6.7	(14.0)	(9.2)
Molecular	209	289	498	166.1	111.1	131.1	166.1	118.2	135.7
Point of Care	182	74	256	(18.0)	28.9	(8.4)	(18.0)	31.4	(7.8)
Rapid Diagnostics	713	377	1,090	19.3	(10.9)	6.8	19.3	(7.8)	8.1

Worldwide Diagnostics sales increased 4.7 percent on a reported basis in the second quarter, including an unfavorable 2.4 percent effect of foreign exchange, and increased 7.1 percent on an organic basis.

In Core Laboratory Diagnostics, lower routine diagnostics testing due to COVID-19 was partially offset by sales of Abbott's COVID-19 laboratory-based tests for the detection of the IgG antibody, which determines if someone was previously infected with the virus. Core Laboratory IgG antibody testing-related sales on Abbott's Architect® and Alinity™ i platforms were $152 million in the quarter.

Molecular Diagnostics sales increased 233.6 percent on a reported basis and 241.4 percent on an organic basis in the second quarter. Strong growth was driven by demand for Abbott's laboratory-based molecular tests for COVID-19 on its m2000™ and Alinity™ m platforms. Molecular Diagnostics COVID-19 testing-related sales were $283 million in the quarter.

Rapid Diagnostics sales increased 9.6 percent on a reported basis and 11.0 percent on an organic basis in the second quarter. Lower base business sales were more than offset by strong demand for Abbott's point-of-care COVID-19 molecular test on its ID NOW™ platform. Rapid Diagnostics COVID-19 testing-related sales were $180 million in the quarter.

Established Pharmaceuticals

($ in millions)

				% Change vs. 2Q19
	Sales 2Q20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	--	1,013	1,013	n/a	(8.6)	(8.6)	n/a	(0.7)	(0.7)
Key Emerging Markets	--	764	764	n/a	(10.3)	(10.3)	n/a	(0.4)	(0.4)
Other	--	249	249	n/a	(2.6)	(2.6)	n/a	(1.5)	(1.5)

				% Change vs. 1H19
	Sales 1H20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	--	2,057	2,057	n/a	(2.1)	(2.1)	n/a	4.0	4.0
Key Emerging Markets	--	1,577	1,577	n/a	(1.7)	(1.7)	n/a	5.9	5.9
Other	--	480	480	n/a	(3.1)	(3.1)	n/a	(2.1)	(2.1)

Established Pharmaceuticals sales decreased 8.6 percent on a reported basis in the second quarter and decreased 0.7 percent on an organic basis. For the first half of 2020, Established Pharmaceuticals sales decreased 2.1 percent on a reported basis and increased 4.0 percent on an organic basis.

Key Emerging Markets include India, Brazil, Russia and China along with several additional emerging countries that represent the most attractive long-term growth opportunities for Abbott's branded generics product portfolio. Sales in these geographies decreased 10.3 percent on a reported basis in the second quarter and decreased 0.4 percent on an organic basis. Sales growth in certain countries, including double-digit growth in China, was more than offset by lower demand due to the increased spread of COVID-19 across several emerging market countries, including Russia, Brazil and Colombia.

Medical Devices

($ in millions)

				% Change vs. 2Q19
	Sales 2Q20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	966	1,457	2,423	(29.0)	(15.0)	(21.2)	(29.0)	(12.7)	(19.9)
Rhythm Management	185	216	401	(32.2)	(21.3)	(26.7)	(32.2)	(19.2)	(25.7)
Electrophysiology	120	179	299	(37.2)	(25.8)	(30.8)	(37.2)	(24.7)	(30.2)
Heart Failure	115	43	158	(22.9)	(15.2)	(20.9)	(22.9)	(13.3)	(20.4)
Vascular	168	313	481	(37.6)	(31.9)	(34.0)	(37.6)	(29.9)	(32.7)
Structural Heart	91	132	223	(40.1)	(34.2)	(36.7)	(40.1)	(33.0)	(36.0)
Neuromodulation	85	21	106	(49.2)	(52.0)	(49.8)	(49.2)	(50.3)	(49.4)
Diabetes Care	202	553	755	27.2	24.7	25.4	27.2	28.7	28.3

Vascular Product Lines:
Coronary and Endovascular[a]	155	311	466	(36.5)	(32.1)	(33.6)	(36.5)	(30.0)	(32.3)

a)	Includes drug-eluting stents, balloon catheters, guidewires, vascular imaging/diagnostics products, vessel closure, carotid and other coronary and peripheral products.

				% Change vs. 1H19
	Sales 1H20			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	2,199	3,161	5,360	(16.6)	(5.2)	(10.2)	(16.6)	(2.7)	(8.8)
Rhythm Management	413	462	875	(21.3)	(14.0)	(17.6)	(21.3)	(11.7)	(16.4)
Electrophysiology	284	403	687	(22.2)	(14.4)	(17.8)	(22.2)	(12.9)	(17.0)
Heart Failure	267	94	361	(8.6)	1.7	(6.1)	(8.6)	4.0	(5.6)
Vascular	398	708	1,106	(25.7)	(21.6)	(23.1)	(25.7)	(19.7)	(21.9)
Structural Heart	227	314	541	(21.3)	(19.1)	(20.0)	(21.3)	(17.1)	(18.9)
Neuromodulation	222	61	283	(30.7)	(28.1)	(30.1)	(30.7)	(25.2)	(29.5)
Diabetes Care	388	1,119	1,507	25.1	30.4	29.0	25.1	34.3	31.9

Vascular Product Lines:
Coronary and Endovascular[a]	366	703	1,069	(23.6)	(21.8)	(22.4)	(23.6)	(19.8)	(21.1)

a)	Includes drug-eluting stents, balloon catheters, guidewires, vascular imaging/diagnostics products, vessel closure,carotid and other coronary and peripheral products.

Worldwide Medical Devices sales decreased 21.2 percent on a reported basis in the second quarter and decreased 19.9 percent on an organic basis. Sales growth was negatively impacted by reduced cardiovascular and neuromodulation procedure volumes due to COVID-19. Procedure volume trends improved significantly over the course of the second quarter as both demand for procedures and availability of healthcare resources began to return to more normalized levels.

In Diabetes Care, strong growth was led by FreeStyle Libre, which grew 36.8 percent on a reported basis and 39.9 percent on an organic basis versus the prior year. In June, Abbott announced U.S. FDA approval of FreeStyle Libre 2 as an integrated continuous glucose monitoring (iCGM) system for adults and children ages 4 and older with diabetes, achieving the highest level of accuracy and performance standards.1 The FreeStyle Libre 2 system will be available in the coming weeks at participating pharmacies and durable medical equipment providers at the same price as the currently available FreeStyle Libre 14 day system.

Abbott's guidance for 2020

Abbott projects full-year 2020 diluted earnings per share from continuing operations under GAAP of at least $2.00. Abbott forecasts specified items for the full-year 2020 of $1.25 primarily related to intangible amortization, acquisition-related expenses, restructuring and cost reduction initiatives and other expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be at least $3.25 for full-year 2020.

Abbott declares 386th consecutive QUARTERLY DIVIDEND

On June 12, 2020, the board of directors of Abbott declared the company's quarterly dividend of $0.36 per share. Abbott's cash dividend is payable August 17, 2020, to shareholders of record at the close of business on July 15, 2020.

Abbott has increased its dividend payout for 48 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:

Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 107,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com, on LinkedIn at www.linkedin.com/company/abbott-/, on Facebook at www.facebook.com/Abbott and on Twitter @AbbottNews and @AbbottGlobal.

Abbott will webcast its live second-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8:30 a.m. Central time today. An archived edition of the webcast will be available later that day.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties, including the impact of the COVID-19 pandemic on Abbott’s operations and financial results, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2019 and in Item 1A, "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and are incorporated herein by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial: Scott Leinenweber, 224-668-0791 Michael Comilla, 224-668-1872 Laura Dauer, 224-667-2299

Abbott Media: Darcy Ross, 224-667-3655

1 Based on FDA iCGM special controls.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Second Quarter Ended June 30, 2020 and 2019

(in millions, except per share data)

(unaudited)

	2Q20	2Q19	% Change
Net Sales	$7,328	$7,979	(8.2)

Cost of products sold, excluding amortization expense	3,263	3,279	(0.5)
Amortization of intangible assets	553	483	14.7
Research and development	564	577	(2.1)
Selling, general, and administrative	2,276	2,434	(6.5)
Total Operating Cost and Expenses	6,656	6,773	(1.7)

Operating Earnings	672	1,206	(44.3)

Interest expense, net	125	146	(15.3)
Net foreign exchange (gain) loss	(1)	(4)	(81.2)
Other (income) expense, net	22	(38)	n/m
Earnings from Continuing Operations before taxes	526	1,102	(52.3)

Tax expense (benefit) on Earnings from Continuing Operations	(11)	96	n/m	1)
Earnings from Continuing Operations	537	1,006	(46.6)

Earnings from Discontinued Operations, net of taxes	--	--	n/m

Net Earnings	$537	$1,006	(46.6)

Earnings from Continuing Operations, excluding
Specified Items, as described below	$1,018	$1,465	(30.5)	2)

Diluted Earnings per Common Share from:
Continuing Operations	$0.30	$0.56	(46.4)
Discontinued Operations	--	--	n/m
Total	$0.30	$0.56	(46.4)

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.57	$0.82	(30.5)	2)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,785	1,781

NOTES:

See tables on page 13 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)	2020 Tax expense (benefit) on Earnings from Continuing Operations includes the recognition of approximately $80 million of net tax benefits as a result of the resolution of various tax positions related to prior years and approximately $20 million in excess tax benefits associated with share-based compensation.

2)	2020 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $481 million, or $0.27 per share, for intangible amortization expense, other expenses primarily associated with acquisitions and restructuring actions and charges for equity investment impairments.

2019 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $459 million, or $0.26 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

First Half Ended June 30, 2020 and 2019

(in millions, except per share data)

(unaudited)

	1H20	1H19	% Change
Net Sales	$15,054	$15,514	(3.0)

Cost of products sold, excluding amortization expense	6,544	6,439	1.6
Amortization of intangible assets	1,114	969	15.0
Research and development	1,142	1,249	(8.6)	1)
Selling, general, and administrative	4,824	4,912	(1.8)
Total Operating Cost and Expenses	13,624	13,569	0.4

Operating Earnings	1,430	1,945	(26.5)

Interest expense, net	246	294	(16.5)
Net foreign exchange (gain) loss	4	2	n/m
Other (income) expense, net	21	(85)	n/m
Earnings from Continuing Operations before taxes	1,159	1,734	(33.2)

Tax expense (benefit) on Earnings from Continuing Operations	78	56	40.3	2)
Earnings from Continuing Operations	1,081	1,678	(35.6)

Earnings from Discontinued Operations, net of taxes	20	--	n/m

Net Earnings	$1,101	$1,678	(34.4)

Earnings from Continuing Operations, excluding Specified Items, as described below	$2,180	$2,591	(15.8)	3)

Diluted Earnings per Common Share from:
Continuing Operations	$0.60	$0.94	(36.2)
Discontinued Operations	0.01	--	n/m
Total	$0.61	$0.94	(35.1)

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$1.22	$1.45	(15.9)	3)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,783	1,779

NOTES:

See tables on page 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)	In the first six months of 2019, in conjunction with the acquisition of Cephea Valve Technologies, Inc., Abbott acquired an R&D asset valued at $102 million, which was immediately expensed.

2)	2020 Tax expense (benefit) on Earnings from Continuing Operations includes the recognition of approximately $80 million of net tax benefits as a result of the resolution of various tax positions related to prior years and approximately $70 million in excess tax benefits associated with share-based compensation.

2019 Tax expense (benefit) on Earnings from Continuing Operations includes the impact of a $78 million reduction of the transition tax associated with the Tax Cuts and Jobs Act (TCJA) and approximately $90 million in excess tax benefits associated with share-based compensation.

3)	2020 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $1.099 billion, or $0.62 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

2019 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $913 million, or $0.51 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Second Quarter Ended June 30, 2020 and 2019

(in millions, except per share data)

(unaudited)

	2Q20
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales
Intangible Amortization	$553	$(553)	$--
Gross Margin	3,512	591	4,103	56.0%
R&D	564	(28)	536	7.3%
SG&A	2,276	(24)	2,252	30.7%
Other (income) expense, net	22	(68)	(46)
Earnings from Continuing Operations before taxes	526	711	1,237
Tax expense (benefit) on Earnings from Continuing Operations	(11)	230	219
Earnings from Continuing Operations	537	481	1,018
Diluted Earnings per Share from Continuing Operations	$0.30	$0.27	$0.57

Specified items reflect intangible amortization expense of $553 million and other expenses of $158 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 16 for additional details regarding specified items.

	2Q19
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales
Intangible Amortization	$483	$(483)	$--
Gross Margin	4,217	522	4,739	59.4%
R&D	577	(12)	565	7.1%
SG&A	2,434	(46)	2,388	29.9%
Other (income) expense, net	(38)	(16)	(54)
Earnings from Continuing Operations before taxes	1,102	596	1,698
Tax expense (benefit) on Earnings from Continuing Operations	96	137	233
Earnings from Continuing Operations	1,006	459	1,465
Diluted Earnings per Share from Continuing Operations	$0.56	$0.26	$0.82

Specified items reflect intangible amortization expense of $483 million and other expenses of $113 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 17 for additional details regarding specified items.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

First Half Ended June 30, 2020 and 2019

(in millions, except per share data)

(unaudited)

	1H20
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales
Intangible Amortization	$1,114	$(1,114)	$--
Gross Margin	7,396	1,190	8,586	57.0%
R&D	1,142	(43)	1,099	7.3%
SG&A	4,824	(82)	4,742	31.5%
Other (income) expense, net	21	(110)	(89)
Earnings from Continuing Operations before taxes	1,159	1,425	2,584
Tax expense (benefit) on Earnings from Continuing Operations	78	326	404
Earnings from Continuing Operations	1,081	1,099	2,180
Diluted Earnings per Share from Continuing Operations	$0.60	$0.62	$1.22

Specified items reflect intangible amortization expense of $1.114 billion and other expenses of $311 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 18 for additional details regarding specified items.

	1H19
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales
Intangible Amortization	$969	$(969)	$--
Gross Margin	8,106	1,049	9,155	59.0%
R&D	1,249	(127)	1,122	7.2%
SG&A	4,912	(91)	4,821	31.1%
Other (income) expense, net	(85)	(29)	(114)
Earnings from Continuing Operations before taxes	1,734	1,296	3,030
Tax expense (benefit) on Earnings from Continuing Operations	56	383	439
Earnings from Continuing Operations	1,678	913	2,591
Diluted Earnings per Share from Continuing Operations	$0.94	$0.51	$1.45

Specified items reflect intangible amortization expense of $969 million and other expenses of $327 million, primarily associated with acquisitions, restructuring actions and other expenses. See page 19 for additional details regarding specified items.

A reconciliation of the second-quarter tax rates for continuing operations for 2020 and 2019 is shown below:

	2Q20
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$526	$(11)	(2.1%)	1)
Specified items	711	230
Excluding specified items	$1,237	$219	17.7%

	2Q19
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,102	$96	8.7%
Specified items	596	137
Excluding specified items	$1,698	$233	13.7%

1)	2020 Tax expense on Earnings from Continuing Operations includes the recognition of approximately $80 million of net tax benefits as a result of the resolution of various tax positions related to prior years and approximately $20 million in excess tax benefits associated with share-based compensation.

A reconciliation of the year-to-date tax rates for continuing operations for 2020 and 2019 is shown below:

	1H20
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,159	$78	6.7%	2)
Specified items	1,425	326
Excluding specified items	$2,584	$404	15.6%

	1H19
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$1,734	$56	3.2%	3)
Specified items	1,296	383
Excluding specified items	$3,030	$439	14.5%

2)	2020 Tax expense on Earnings from Continuing Operations includes the recognition of approximately $80 million of net tax benefits as a result of the resolution of various tax positions related to prior years and approximately $70 million in excess tax benefits associated with share-based compensation.

3)	Reported tax rate on a GAAP basis for 2019 includes the impact of a $78 million reduction of the transition tax associated with the TCJA and approximately $90 million in excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Second Quarter Ended June 30, 2020

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$22	$15	$553	$1	$591
R&D	(3)	(2)	--	(23)	(28)
SG&A	(27)	3	--	--	(24)
Other (income) expense, net	(3)	--	--	(65)	(68)
Earnings from Continuing Operations before taxes	$55	$14	$553	$89	711
Tax expense on Earnings from Continuing Operations (d)					230
Earnings from Continuing Operations					$481
Diluted Earnings per Share from Continuing Operations					$0.27

The table above provides additional details regarding the specified items described on page 13.

a)	Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for retention, severance, and the integration of systems, processes and business activities.

b)	Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)	Other primarily relates to the impairment of equity investments and the costs to acquire research and development assets.

d)	Reflects the net tax benefit associated with the specified items, the resolution of prior years’ tax positions and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

Second Quarter Ended June 30, 2019

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$18	$21	$483	$--	$522
R&D	(7)	(5)	--	--	(12)
SG&A	(44)	(2)	--	--	(46)
Other (income) expense, net	(7)	--	--	(9)	(16)
Earnings from Continuing Operations before taxes	$76	$28	$483	$9	596
Tax expense on Earnings from Continuing Operations (d)					137
Earnings from Continuing Operations					$459
Diluted Earnings per Share from Continuing Operations					$0.26

The table above provides additional details regarding the specified items described on page 13.

a)	Acquisition-related expenses include costs for tax and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for retention, severance, and the integration of systems, processes and business activities, and fair value adjustments to contingent consideration related to a business acquisition.

b)	Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)	Other primarily relates to the impairment of an equity investment.

d)	Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

First Half Ended June 30, 2020

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$45	$30	$1,114	$1	$1,190
R&D	(7)	(8)	--	(28)	(43)
SG&A	(55)	(27)	--	--	(82)
Other (income) expense, net	(1)	--	--	(109)	(110)
Earnings from Continuing Operations before taxes	$108	$65	$1,114	$138	1,425
Tax expense on Earnings from Continuing Operations (d)					326
Earnings from Continuing Operations					$1,099
Diluted Earnings per Share from Continuing Operations					$0.62

The table above provides additional details regarding the specified items described on page 14.

a)	Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for retention, severance, and the integration of systems, processes and business activities.

b)	Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)	Other primarily relates to the impairment of equity investments and the costs to acquire research and development assets.

d)	Reflects the net tax benefit associated with the specified items, the resolution of prior years’ tax positions and excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

First Half Ended June 30, 2019

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$37	$43	$969	$--	$1,049
R&D	(14)	(10)	--	(103)	(127)
SG&A	(87)	(4)	--	--	(91)
Other (income) expense, net	(10)	--	--	(19)	(29)
Earnings from Continuing Operations before taxes	$148	$57	$969	$122	1,296
Tax expense on Earnings from Continuing Operations (d)					383
Earnings from Continuing Operations					$913
Diluted Earnings per Share from Continuing Operations					$0.51

The table above provides additional details regarding the specified items described on page 14.

a)	Acquisition-related expenses include costs for tax and other services related to business acquisitions, integration costs which represent incremental costs directly related to integrating the acquired businesses and include expenditures for retention, severance, and the integration of systems, processes and business activities, and fair value adjustments to contingent consideration related to a business acquisition.

b)	Restructuring and cost reduction initiative expenses include severance, outplacement, inventory write-downs, asset impairments, accelerated depreciation, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)	Other relates to the acquisition of an R&D asset and charges related to the impairment of certain assets.

d)	Reflects the net tax benefit associated with the specified items, a reduction in the transition tax associated with the TCJA and excess tax benefits associated with share-based compensation.

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